SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:     April 10, 2003

State Street Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (617) 786-3000

Item 5.    Other Events.

        On April 10, 2003, Registrant issued a statement that it is initiating a number of actions that will reduce its operating expenses by approximately $125 million for the remainder of 2003. Expense reductions include staff reductions of up to 1,800 people. The company anticipates that severance benefits and expenses related to the staff reductions will result in a pre-tax charge of $125 million - $175 million and decrease reported second-quarter diluted earnings per share by approximately $0.25 to $0.35 per share.

        The press release issued by Registrant in connection with the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

            (c)     Exhibits.

            99.1     Form of press release dated April 10, 2003

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/Frederick P. Baughman
Name:	Frederick P. Baughman
Title:	Senior Vice President, Controller and Chief Accounting Officer

Date:  April 14, 2003

EXHIBIT INDEX

Exhibit

99.1     Form of press release dated April 10, 2003

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